EXHIBIT 10(cc)


                               CALVIN E. JENNESS
                             AMENDED AND RESTATED
                             EMPLOYMENT AGREEMENT


     THIS AMENDED AND RESTATED AGREEMENT ("Agreement") is made and entered into as of this 1st day of March, 2004, by and between BLOUNT INTERNATIONAL, INC., a Delaware corporation (the "Company"), and CALVIN E. JENNESS ("Executive").

                             W I T N E S S E T H:

     WHEREAS, the Company and Executive entered into an Employment Agreement, dated as of September 11, 2000, which Agreement has previously been amended (including such prior amendments, the "Prior Employment Agreement"); and

     WHEREAS, the parties now desire to amend the Prior Employment Agreement in a number of respects and to restate such agreement as hereinafter provided; and

     WHEREAS, Executive desires to continue his employment with the Company on the terms and conditions provided herein;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, the parties hereby agree as follows:

     1. Employment and Term.

          (a) Subject to the terms and conditions of this Agreement, the Company hereby employs Executive, and Executive hereby accepts employment, as Senior Vice President, Chief Financial Officer and Treasurer of the Company and shall have such responsibilities, duties and authority as may from time to time be assigned to Executive by the Chief Executive Officer (or his designee). Executive hereby agrees that during the Term of this Agreement he will devote substantially all his working time, attention and energies to the diligent performance of his duties for the Company. With the consent of the Chief Executive Officer (or his


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designee), the Executive may serve as a director on the board of directors or trustees of an additional company or educational organization.

          (b) Unless earlier terminated as provided herein, Executive's employment under this Agreement shall be for a rolling, two-year term (the "Term") commencing on March 1, 2004 (the "Effective Time"), and shall be deemed to extend automatically, without further action by either the Company or Executive, each day for an additional day, such that the remaining term of the Agreement shall continue to be two years; provided, however, that either party may, by written notice to the other, cause this Agreement to cease to extend automatically and, upon such notice, the "Term" of this Agreement shall be the two-year period following the date of such notice and this Agreement shall terminate upon the expiration of such Term.

     2. Compensation and Benefits. As compensation for Executive's services during the initial Term of this Agreement, Executive shall be paid and receive the compensation and benefits set forth in subsections (a) through (g) below:

          (a) An annual base salary ("Base Salary") of Two Hundred Sixty Thousand Dollars ($260,000), prorated for any partial year of employment. Executive's Base Salary shall be subject to annual review at such time as the Company conducts salary reviews for its executives generally. Executive's Base Salary shall be payable in substantially equal installments on a semi-monthly basis, or in accordance with the Company's regular payroll practices in effect from time to time for executives of the Company.

          (b) Executive shall be eligible to participate in the Executive Management Annual Incentive Plan ("Incentive Plan") and such other annual incentive plans as may be established by the Company from time to time for individuals at Executive's level. The Company will establish individual and financial performance goals each year under the Incentive

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Program, and Executive's annual Target Bonus shall be 50% of Base Salary. The annual incentive bonus payable under this subsection (b) shall be payable in accordance with the provisions of the Incentive Plan at the same time bonuses are paid to other executives, unless Executive elects to defer all or a portion of such bonus pursuant to any deferral plan established by the Company for such purpose.

          (c) Executive shall be a participant in the Blount, Inc. and Subsidiaries Supplemental Retirement Benefit Plan ("SERP").

          (d) Executive shall be entitled to participate in, or receive benefits under, any "employee benefit plan" (as defined in Section 3(3) of ERISA) or employee benefit arrangement made generally available by the Company to its executives, including plans providing retirement, 401(k) benefits (including the Blount Excess 401(k) Plan), health care (including
Exec-U-Care), life insurance, disability and similar benefits.

          (e) Executive is eligible for vacation in accordance with the Company's standard vacation policy. Executive will be provided a vehicle in accordance with the Company's automobile policy. Executive will be provided an annual physical examination and a financial/tax consultant for financial and tax planning. Executive will be promptly reimbursed by the Company for all reasonable business expenses Executive incurs and properly reports in carrying out Executive's duties and responsibilities under this Agreement. Executive will be paid a tax gross-up amount by the Company to cover any additional federal or state income taxes he incurs as a result of being required to include in income the amount of the costs for, or personal usage of, a vehicle and financial and tax planning.

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     3. Termination.

     3.1 By Company. The Company shall have the right to terminate Executive's employment under this Agreement at any time during the Term by Notice of Termination (as described in Section 6). If the Company terminates Executive's employment under this Agreement (i) for Cause, as defined in Section 5.2, (ii) if Executive becomes Disabled, or (iii) upon Executive's death, the Company's obligations under this Agreement shall cease as of the date of termination; provided, however, that Executive will be entitled to whatever benefits are payable to Executive pursuant to the terms of any health, life insurance, disability, welfare, retirement or other plan or program maintained by the Company in which Executive participates. If the Company terminates Executive during the Term of this Agreement other than pursuant to clauses (i) through
(iii) of this Section 3.1, Executive shall be entitled to receive the compensation and benefits provided in subsections (a) through (d) below. Unless specified otherwise, the time periods in subsections (a) through (d) below shall be the lesser of (i) the 12-month period (the 24-month period if Executive's date of termination of employment is within twelve (12) months after the date of a Change in Control, as defined in Section 5.3) commencing on the date of Executive's termination of employment, or (ii) the time period remaining from the date of Executive's termination until the date he attains age 65 (such time period under (i) or (ii) is hereinafter referred to as the "Severance Period"). Except as otherwise provided herein (including Section 3.1(b)), the Company agrees that if Executive's employment is terminated and he is entitled to compensation and benefits under this Section 3.1, he shall not be required to mitigate damages by seeking other employment, nor shall any compensation or benefit he receives reduce the amount payable by the Company hereunder. Executive agrees that the compensation and benefits provided pursuant to Sections 3.1 and 3.2 shall be the only severance

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benefits payable to Executive by the Company and its affiliates as a result of
Executive's termination of employment and Executive hereby waives his rights (if any) to any severance benefits under any other plan or program of the Company and its affiliates. The compensation and benefits payable or to be provided under subsections (a) through (d) below shall cease in the event of Executive's death after termination of employment.

          (a) Base Salary - Executive will continue to receive his Base Salary as then in effect (subject to withholding of all applicable taxes) for the Severance Period in the same manner as it was being paid as of the date of termination; provided, however, that the salary payments provided for hereunder shall be paid in a single lump sum payment, to be paid not later than 30 days after his termination of employment; provided, further, that the amount of such lump sum payment shall be determined by taking the salary payments to be made and discounting them to their Present Value (as defined in Section 5.11) on the date Executive's employment under this Agreement is terminated.

          (b) Bonuses and Incentives - Executive shall receive bonus payments from the Company for each month of the Severance Period in an amount for each such month equal to one-twelfth of the average of the bonuses earned by him for the two fiscal years in which bonuses were paid (ignoring any fiscal year in which a bonus was not paid) immediately preceding the fiscal year in which such termination occurs. Any bonus amounts that Executive had previously earned from the Company but which may not yet have been paid as of the date of termination shall be payable on the date such amounts are payable to other executives and Executive's termination shall not affect the payment of such bonus. Executive shall also receive a prorated bonus for any uncompleted fiscal year at the date of termination (assuming the Target Award level has been achieved for such year), based upon the number of days that he was

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employed during such fiscal year. The bonus amounts determined herein shall be paid in a single lump sum payment, to be paid not later than 30 days after termination of employment; provided, that the amount of such lump sum payment representing the monthly bonus payments shall be determined by taking the monthly bonus payments to be made and discounting them to their Present Value on the date Executive's employment under this Agreement is terminated.

          (c) Health and Life Insurance Coverage - The health care (including Exec-U-Care) and group term life insurance benefits coverages provided to Executive at his date of termination shall be continued for the Severance Period at the same level and in the same manner as then provided to actively employed executive participants as if his employment under this Agreement had not terminated. Any additional coverages Executive had at termination, including dependent coverage, will also be continued for such period on the same terms, to the extent permitted by the applicable insurance policies or contracts. Any costs Executive was paying for such coverages at the time of termination shall be paid by Executive by separate check payable to the Company each month in advance. If the terms of any benefit plan referred to in this Section, or the laws applicable to such plan, do not permit continued participation by Executive, then the Company will arrange for other coverage at its expense providing substantially similar benefits (including the same deductible and co-payment levels provided under the Company's policy). The benefits provided in this subsection (c) shall cease if Executive obtains other employment and, as a result of such other employment, health care and life insurance benefits are available to Executive.

          (d) Employee Retirement Plans - To the extent permitted by the applicable plan, Executive will be entitled to continue to participate, consistent with past practices, in all employee retirement and deferred compensation plans maintained by the Company in effect as of

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his date of termination, including, to the extent such plans are still maintained by the Company, the Blount Retirement Plan, the Blount 401(k) Plan, the Blount Excess 401(k) Plan, and the SERP. Executive's participation in such retirement plans shall continue for the Severance Period and the compensation payable to Executive under (a) and (b) above shall be treated (unless otherwise excluded) as compensation under the plan as if it were paid on a monthly basis. For purposes of the Blount 401(k) Plan and the Blount Excess 401(k) Plan, he will receive an amount equal to the Company's contributions to the plan, assuming Executive had participated in such plan at the maximum permissible contributions level. If continued participation in any plan is not permitted by the plan or by applicable law, the Company shall pay to Executive or, if applicable, his beneficiary a supplemental benefit equal to the present value on the date of termination of employment under this Agreement (calculated as provided in the plan) of the excess of (i) the benefit Executive would have been paid under such plan if he had continued to be covered for the Severance Period (less any amounts Executive would have been required to contribute), over (ii) the benefit actually payable under such plan. The Company shall pay the present value of such additional benefits (if any) in a lump sum within 30 days of Executive's termination of employment.

          (e) Effect of Lump Sum Payment. The lump sum payments under subsections (a) and (b) above shall not alter the amounts Executive is entitled to receive under the benefit plans described in subsections (c) and
(d). Benefits under such plans shall be determined as if Executive had received such payments monthly over the Severance Period.

          (f) Stock Options. As of Executive's date of termination, the vesting and exercisability of all outstanding Time Options and Performance Options held by Executive, (and

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any other outstanding stock options granted to Executive by the Company) shall be determined in accordance with the stock option agreements for such options.

     3.2 By Executive. Executive shall have the right to terminate his employment hereunder at any time by Notice of Termination (as described in Section 6). If Executive terminates his employment other than for Good Reason, the Company's obligations under this Agreement shall cease as of the date of such termination. If Executive terminates his employment for Good Reason (as defined in Section 5.7), Executive shall be entitled to receive the compensation and benefits set forth in subsections (a) through (d) of Section
3.1 for the Severance Period, subject to the other provisions of such section.

     3.3 Release of Claims. To be entitled to any of the compensation and benefits described above in this Section 3, Executive shall sign a release of claims in the form required by the Company. No payments shall be made under this Section 3 until such release has been properly executed and delivered to the Company and until the expiration of the revocation period, if any, provided under the release. If the release is not properly executed by Executive and delivered to the Company within the reasonable time periods specified in the release, the Company's obligations under this Section 3 will terminate.

     4. Confidentiality and Noncompetition.

          (a) Executive acknowledges that, prior to and during the Term of this Agreement, the Company has furnished and will furnish to Executive Confidential Information which could be used by Executive on behalf of a competitor of the Company to the Company's substantial detriment. Moreover, the parties recognize that Executive during the course of his employment with the Company may develop important relationships with customers and others having valuable business relationships with the Company. In view of the foregoing, Executive

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acknowledges and agrees that the restrictive covenants contained in this
Section are reasonably necessary to protect the Company's legitimate business interests and good will.

          (b) Executive agrees that he shall protect the Company's Confidential Information and shall not disclose to any Person, or otherwise use, except in connection with his duties performed in accordance with this Agreement, any Confidential Information at any time, including following the termination of his employment with the Company for any reason; provided, however, that Executive may make disclosures required by a valid order or subpoena issued by a court or administrative agency of competent jurisdiction, in which event Executive will promptly notify the Company of such order or subpoena to provide the Company an opportunity to protect its interests. Executive's obligations under this Section 4(b) shall survive any expiration or termination of this Agreement for any reason, provided that Executive may after such expiration or termination disclose Confidential Information with the prior written consent of the Board.

          (c) Upon the termination or expiration of his employment hereunder, Executive agrees to deliver promptly to the Company all Company files, customer lists, management reports, memoranda, research, Company forms, financial data and reports and other documents supplied to or created by him in connection with his employment hereunder (including all copies of the foregoing) in his possession or control, and all of the Company's equipment and other materials in his possession or control. Executive's obligations under this Section 4(c) shall survive any expiration or termination of this Agreement.

          (d) Upon the termination or expiration of his employment under this Agreement, Executive agrees that for a period of one (1) year from his date of termination or until the end of the period for which he is entitled to receive compensation under Section 3.1 or

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3.2 above, whichever is longer, he shall not (i) enter into or engage in the design, manufacture, marketing or sale of any products similar to those produced or offered by the Company or its affiliates in the area of North America, either as an individual, partner or joint venturer, or as an employee, agent or salesman, or as an officer, director, or shareholder of a corporation, (ii) divert or attempt to divert any person, concern or entity which is furnished products or services by the Company from doing business with the Company or otherwise change its relationship with the Company, or
(iii) solicit, lure or attempt to hire away any of the employees of the Company with whom the Executive interacted directly or indirectly while employed with the Company.

     (e) Executive acknowledges that if he breaches or threatens to breach this Section 4, his actions may cause irreparable harm and damage to the Company which could not be compensated in damages. Accordingly, if Executive breaches or threatens to breach this Section 4, the Company shall be entitled to seek injunctive relief, in addition to any other rights or remedies of the Company. The existence of any claim or cause of action by Executive against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of Executive's agreement under this Section 4(e).

     5. Definitions. For purposes of this Agreement the following terms shall have the meanings specified below: 5.1 "Board" or "Board of Directors". The Board of Directors of Blount International, Inc. 5.2 "Cause". The involuntary termination of Executive by the Company for the following reasons shall constitute a termination for Cause:

          (a) If the termination shall have been the result of an act or acts by Executive which have been found in an applicable court of law to constitute a felony;

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          (b) If the termination shall have been the result of an act or acts by Executive which are in the good faith judgment of the Chief Executive Officer (or his designee) to be in violation of law or of policies of the Company and which result in material damage to the Company;

          (c) If the termination shall have been the result of an act or acts of proven dishonesty by Executive resulting or intended to result directly or indirectly in significant gain or personal enrichment to the Executive at the expense of the Company; or (d) Upon the willful and continued failure by the Executive substantially to perform his duties with the Company (other than any such failure resulting from incapacity due to mental or physical illness not constituting a Disability, as defined herein), after a demand in writing for substantial performance is delivered by the Chief Executive Officer (or his designee), which demand specifically identifies the manner in which the Chief Executive Officer (or his designee) believes that Executive has not substantially performed his duties.

     With respect to clauses (b), (c) or (d) above of this Section, Executive shall not be deemed to have been involuntarily terminated for Cause unless and until a notice is delivered to Executive by the Chief Executive Officer (or his designee) setting forth (i) the conduct deemed to qualify as Cause, (ii) reasonable action that would remedy such objectionable conduct, and (iii) a reasonable time (not less than thirty days) within which Executive may take such remedial action, and Executive shall not have taken such specified remedial action within such specified reasonable time. For purposes of this Agreement, no act or failure to act by Executive shall be deemed to be "willful" unless done or omitted to be done by Executive not in good faith and without reasonable belief that Executive's action or omission was in the best interests of the Company.

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     5.3 "Change in Control". For purposes of this Agreement, Change in
Control shall mean (a) the acquisition, directly or indirectly, by any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange
Act), other than any member of the Lehman Group, of securities of Blount International, Inc. representing an aggregate of more than 50% of the combined voting power of Blount International, Inc.'s then outstanding securities (excluding acquisitions by persons who acquire such amount through inheritance); (b) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board, cease for any reason to constitute at least a majority thereof, unless the election of each new director was approved in advance by a vote of at least a majority of the directors then still in office who were directors at the beginning of the period; (c) consummation of (i) a merger, consolidation or other business combination of Blount International, Inc. with any other "person" (as such term is used in Sections 13(d) and 14(d) of Exchange Act) or affiliate thereof, other than a merger, consolidation or business combination which would result in the outstanding common stock of Blount International, Inc. immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into common stock of the surviving entity or a parent or affiliate thereof) more than 50% of the outstanding common stock of Blount International, Inc. of such surviving entity or partners or affiliate thereof, outstanding immediately after such merger, consolidation or business combination, or (ii) a plan of complete liquidation of Blount International, Inc. or an agreement for the sale or disposition by Blount International, Inc. of all or substantially all of Blount International, Inc.'s assets; or (d) a sale of more than 50% of the assets of Blount International, Inc.; provided that none of the events described in clauses (b) through (d) shall be deemed a Change in Control if, immediately

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following such event, the Lehman Group owns 50% or more of the combined voting power of Blount International, Inc.'s then outstanding securities.

     5.4 "Code". The Internal Revenue Code of 1986, as it may be amended from time to time.

     5.5 "Confidential Information". All technical, business, and other information relating to the business of the Company or its subsidiaries or affiliates, including, without limitation, technical or nontechnical data, formulae, compilations, programs, devices, methods, techniques, processes, financial data, financial plans, product plans, and lists of actual or potential customers or suppliers, which (i) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other Persons, and (ii) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy or confidentiality. Such information and compilations of information shall be contractually subject to protection under this Agreement whether or not such information constitutes a trade secret and is separately protectable at law or in equity as a trade secret. Confidential Information does not include confidential business information which does not constitute a trade secret under applicable law two years after any expiration or termination of this Agreement.

     5.6 "Disability" or "Disabled". Executive's inability as a result of physical or mental incapacity to substantially perform Executive's duties for the Company on a full-time basis for a period of six (6) consecutive months.

     5.7 "Good Reason". A "Good Reason" for termination by Executive of Executive's employment shall mean the occurrence during the Term (without the Executive's express written consent) of any one of the following acts by the Company, or failures by the Company to

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act, and such act or failure to act has not been corrected within thirty (30)
days after written notice of such act or failure to act is given by Executive to the Company:

          (i) a material adverse change in the nature or status of Executive's job responsibilities from those set forth in Section 1(a), except in connection with (A) a job change of Executive that is necessitated by changes in the operation of the business; or (B) a performance-related job change of Executive that the Company deems necessary to the operation of the business;

          (ii) a reduction by the Company in Executive's Base Salary as in effect on the date hereof or as the same may be increased from time to time, except in connection with (A) an across-the-board pay reduction for executives of similar status, or (B) a change described in (i)(A) or (i)(B) above;

          (iii) the failure by the Company to continue to provide Executive with compensation and benefits substantially similar in the aggregate to those enjoyed by Executive on the date hereof under the Company's retirement, 401(k), incentive compensation, life insurance, health and accident or disability plans, or the taking of any action by the Company which would directly or indirectly materially reduce any of such compensation or benefits, except in connection with (A) an across-the-board reduction that impacts executives at Executive's level generally, or (B) a change described in (i)(A) or (i)(B) above; or

          (iv) any purported termination of Executive's employment which is not effected pursuant to a Notice of Termination satisfying the requirements of Section 6 (for purposes of this Agreement, no such purported termination shall be effective).

          The Executive's right to terminate the Executive's employment for Good Reason shall not be affected by the Executive's incapacity due to physical or mental illness. Unless

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otherwise agreed to by Executive, the Executive's continued employment shall not constitute consent to, or a waiver of rights with respect to, any act or failure to act constituting Good Reason hereunder.

     5.8 "Lehman Brothers Merchant Banking Partners". Lehman Brothers Merchant Banking Partners II, L.P., a Delaware limited partnership.

     5.9 "Lehman Group". Lehman Brothers Merchant Banking Partners and (i) any Affiliate (as defined in the Employee Stockholder Agreement) of Lehman Brothers Merchant Banking Partners, (ii) any Associates (as defined in the Employee Stockholder Agreement) of Lehman Brothers Merchant Banking Partners,
(iii) the heirs, executors, administrators, testamentary trustees, legatees or beneficiaries of any member of the Lehman Group, and (iv) a trust, the beneficiaries of which, or a corporation or partnership, the stockholders or general or limited partners of which, include only Lehman Brothers Merchant Banking Partners, Affiliates and Associates of Lehman Brothers Merchant Banking Partners, their spouses, their lineal descendants and any other members of their families, if, in cases of clauses (ii) through (iv) above, such Person agrees in writing to be bound by the terms of the Employee Stockholder Agreement as a member of the Lehman Group.

     5.10 "Person". Any individual, corporation, bank, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or other entity.

     5.11 "Present Value". The term "Present Value" on any particular date shall have the same meaning as provided in Section 280G(d)(4) of the Code.

     6. Termination Procedures. During the Term of this Agreement, any purported termination of Executive's employment (other than by reason of death) shall be communicated by written Notice of Termination from one party hereto to the other party hereto in accordance

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with Section 10. A Notice of Termination for Cause is required to include the information set forth in Section 5.2. "Date of Termination," with respect to any purported termination of Executive's employment during the Term of this Agreement, shall mean (i) if Executive's employment is terminated by his death, the date of his death, (ii) if Executive's employment is terminated for Disability, thirty (30) days after Notice of Termination is given (provided that Executive shall not have returned to the full-time performance of Executive's duties during such thirty (30) day period), and (iii) if Executive's employment is terminated for any other reason, the date specified in the Notice of Termination (which, in the case of a termination by the Company, shall not be less than thirty (30) days, except in the case of a termination for Cause; and in the case of a termination by the Executive, shall not be less than thirty (30) days nor more than sixty (60) days, respectively, from the date such Notice of Termination is given).

     7. Contract Non-Assignable. The parties acknowledge that this Agreement has been entered into due to, among other things, the special skills of Executive, and agree that this Agreement may not be assigned or transferred by Executive, in whole or in part, without the prior written consent of the Company.

     8. Successors; Binding Agreement.

     8.1 In addition to any obligations imposed by law upon any successor to, or transferor of, the Company, the Company will require any successor to, or transferor of, all or substantially all of the business and/or assets of the Company (whether direct or indirect, by purchase, merger, reorganization, liquidation, consolidation or otherwise) to expressly assume and agree to perform this Agreement, in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such assumption and agreement prior to the effectiveness of any such succession shall constitute the

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basis for Executive to terminate the Executive's employment for Good Reason during the 90-day period after such succession and to receive the compensation and benefits provided in Section 3.1 above.

     8.2 This Agreement shall inure to the benefit of and be enforceable by Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees and by the Company's successors and assigns. If Executive shall die while any amount would still be payable to Executive hereunder (other than amounts which, by their terms, terminate upon the death of Executive) if Executive had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the executors, personal representatives or administrators of Executive's estate.

     9. Other Agents. Nothing in this Agreement is to be interpreted as limiting the Company from employing other personnel on such terms and conditions as may be satisfactory to the Company.

     10. Notices. All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered or seven days after mailing if mailed, first class, certified mail, postage prepaid:

         To the Company:            Blount International, Inc.
                                    4909 SE International Way
                                    Portland, Oregon 97222
                                    ATTN:  James Osterman

                                    With a copy to: Richard H. Irving, III
                                    Blount International, Inc.
                                    4909 SE International Way
                                    Portland, Oregon 972222

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         To the Executive:          Calvin E. Jenness
                                    2070 Riverknoll Ct.
                                    West Linn, Oregon  97068


Any party may change the address to which notices, requests, demands and other communications shall be delivered or mailed by giving notice thereof to the other party in the same manner provided herein.

     11. Provisions Severable. If any provision or covenant, or any part thereof, of this Agreement should be held by any court to be invalid, illegal or unenforceable, either in whole or in part, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of the remaining provisions or covenants, or any part thereof, of this Agreement, all of which shall remain in full force and effect.

     12. Waiver. Failure of either party to insist, in one or more instances, on performance by the other in strict accordance with the terms and conditions of this Agreement shall not be deemed a waiver or relinquishment of any right granted in this Agreement or the future performance of any such term or condition or of any other term or condition of this Agreement, unless such waiver is contained in a writing signed by the party making the waiver.

     13. Indemnification. During the term of this Agreement and after Executive's termination for a period of time equal to the Severance Period, the Company shall indemnify Executive and hold Executive harmless from and against any claim, loss or cause of action arising from or out of Executive's performance as an officer, director or employee of the Company or any of its subsidiaries or other affiliates or in any other capacity, including any fiduciary capacity, in which Executive serves at the Company's request, in each case to the maximum extent permitted by law and under the Company's Articles of Incorporation and By-Laws (the "Governing Documents"), provided that in no event shall the protection afforded to

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


Executive hereunder be less than that afforded under the Governing Documents as in effect on the date of this Agreement except for changes mandated by law. During the Term and for a period of time equal to the Severance Period, Executive shall be covered in accordance with the terms of any policy of directors and officers liability insurance maintained by the Company for the benefit of its officers and directors.

     14. Amendments and Modifications. This Agreement may be amended or modified only by a writing signed by both parties hereto.

     15. Governing Law. The validity and effect of this Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware.

     16. Arbitration of Disputes; Expenses. All claims by Executive for compensation and benefits under this Agreement shall be directed to and determined by the Board and shall be in writing. Any denial by the Board of a claim for benefits under this Agreement shall be delivered to Executive in writing and shall set forth the specific reasons for the denial and the specific provisions of this Agreement relied upon. The Board shall afford a reasonable opportunity to Executive for a review of a decision denying a claim and shall further allow Executive to appeal to the Board a decision of the Board within sixty (60) days after notification by the Board that Executive's claim has been denied. Unless prohibited by applicable law, any further dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in a location selected at the discretion of the Company (which shall not be unreasonable, taking into account the business location at which Executive is employed), and shall proceed in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction. In the event the Executive incurs legal fees and other expenses in seeking to obtain or to enforce any rights or benefits provided by this Agreement and is successful, in whole or in part, in obtaining or enforcing any material rights or benefits through settlement, arbitration or otherwise, the Company shall promptly pay a portion, which reflects the extent to which Executive has been successful in enforcing such material rights or benefits, of Executive's reasonable legal fees and expenses incurred in enforcing this Agreement and the fees of the arbitrator. Except to the extent provided in the preceding sentence, each party shall pay its own legal fees and other expenses associated with any dispute.

     IN WITNESS WHEREOF, the parties have executed this Amended and Restated Employment Agreement as of the day and year first above written.

                                           EXECUTIVE:


                                           ----------------------------------
                                           CALVIN E. JENNESS


                                           COMPANY:
                                           BLOUNT INTERNATIONAL, INC.


                                           By:
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